Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Second Quarter 2024 Results

Q2 2024 Run-Rate Daily Production of 24,110 Boe/d (6:1) Exceeds Mid-Point of Guidance

Activity on Acreage Remains Robust with 91 Active Rigs Drilling Representing 16%1 Market Share of U.S. Land Rig Count

Record Low Cash G&A per BOE Below Low-End of Guidance

Announces Q2 2024 Cash Distribution of $0.42 per Common Unit

FORT WORTH, Texas, August 1, 2024 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 129,000 gross wells across 28 states, today announced financial and operating results for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•	Q2 2024 run-rate daily production of 24,110 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q2 2024 oil, natural gas and NGL revenues of $77.0 million

•	Q2 2024 net income of approximately $15.2 million and net income attributable to common units of approximately $8.4 million

•	Q2 2024 consolidated Adjusted EBITDA of $65.8 million

•	Record low cash G&A per BOE of $2.34 in Q2 2024, below low-end of guidance reflecting operational discipline and positive operating leverage

•	As of June 30, 2024, Kimbell’s major properties[2] had 7.96 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (3.82 net DUCs and 4.14 net permitted locations) compared to an estimated 5.8 net wells needed to maintain flat production

•	As of June 30, 2024, Kimbell had 91 rigs actively drilling on its acreage, representing 16.3% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q2 2024 cash distribution of $0.42 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.2% annualized yield based on the July 31, 2024 closing price of $16.48 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 0.9x

•	Kimbell affirms its financial and operational guidance ranges for 2024 previously disclosed in its Q4 2023 earnings release

1 Based on Kimbell rig count of 91 and Baker Hughes U.S. land rig count of 560 as of June 30, 2024.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Kimbell’s active rig count remains strong with our market share of U.S. land rigs actively drilling remaining at 16%, which includes 91 rigs led by the Permian Basin with 47 rigs drilling at the end of Q2 2024. Furthermore, our line-of-site wells continue to be well above the number of wells needed to maintain flat production, giving us confidence in the resilience of our production as we progress through 2024. Finally, cash G&A per BOE was at a record low during the quarter, well below the low-end of guidance reflecting operational discipline and positive operating leverage.

“We are pleased to declare the Q2 2024 distribution of 42 cents per common unit. We estimate that approximately 100% percent of this distribution is expected to be considered return of capital and not subject to dividend taxes, further enhancing the after-tax return to our common unitholders.”

Second Quarter 2024 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the second quarter of 2024, or $0.42 per common unit. The distribution will be payable on August 19, 2024 to common unitholders of record at the close of business on August 12, 2024. Kimbell plans to utilize the remaining 25% of cash available for distribution for the second quarter of 2024 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q2 2024 projected cash available for distribution), Kimbell has paid down approximately $165.4 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 100% of its second quarter 2024 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2024. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s second quarter 2024 average realized price per Bbl of oil was $79.99, per Mcf of natural gas was $1.81, per Bbl of NGLs was $25.05 and per Boe combined was $35.14.

Kimbell Royalty Partners, LP – News Release

During the second quarter of 2024, the Company’s total revenues were $76.6 million, net income was approximately $15.2 million and net income attributable to common units was approximately $8.4 million, or $0.11 per common unit.

Total second quarter 2024 consolidated Adjusted EBITDA was $65.8 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the second quarter of 2024, G&A expense was $10.2 million, $5.1 million of which was Cash G&A expense, or $2.34 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the second quarter of 2024, which is a non-cash G&A expense, was $5.1 million or $2.33 per Boe. This increase in unit-based compensation relative to the first quarter of 2024, was primarily related to the accelerated vesting of restricted units following the passing of a director of Kimbell’s Board of Directors as previously announced during the second quarter of 2024.

As of June 30, 2024, Kimbell had approximately $265.8 million in debt outstanding under its secured revolving credit facility, had net debt to second quarter 2024 trailing twelve month consolidated Adjusted EBITDA of approximately 0.9x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $284.2 million in undrawn capacity under its secured revolving credit facility as of June 30, 2024.

As of June 30, 2024, Kimbell had outstanding 80,969,651 common units and 14,524,120 Class B units. As of August 1, 2024, Kimbell had outstanding 80,969,651 common units and 14,524,120 Class B units.

Production

Second quarter 2024 run-rate average daily production was 24,110 Boe per day (6:1), which was composed of approximately 51% from natural gas (6:1) and approximately 49% from liquids (32% from oil and 17% from NGLs).

Operational Update

As of June 30, 2024, Kimbell’s major properties had 762 gross (3.82 net) DUCs and 672 gross (4.14 net) permitted locations on its acreage. In addition, as of June 30, 2024, Kimbell had 91 rigs actively drilling on its acreage, which represents an approximate 16.3% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

Basin	Gross DUCs as of June 30, 2024(1)	Gross Permits as of June 30, 2024(1)	Net DUCs as of June 30, 2024(1)	Net Permits as of June 30, 2024(1)
Permian	417	416	1.93	2.44
Eagle Ford	98	58	0.50	0.34
Haynesville	53	20	0.33	0.38
Mid-Continent	130	64	0.89	0.70
Bakken	55	102	0.10	0.23
Appalachia	5	3	0.01	0.01
Rockies	4	9	0.06	0.04
Total	762	672	3.82	4.14

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of June 30, 2024:

Fixed Price Swaps as of June 30, 2024
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
3Q 2024	142,508	1,328,940	$76.88	$3.96
4Q 2024	141,588	1,332,712	$74.60	$4.19
1Q 2025	140,400	1,289,520	$71.55	$4.32
2Q 2025	140,686	1,310,127	$67.64	$3.52
3Q 2025	136,068	1,261,964	$74.20	$3.74
4Q 2025	146,372	1,291,680	$68.26	$3.68
1Q 2026	146,880	1,296,000	$70.38	$4.07
2Q 2026	148,512	1,310,400	$70.78	$3.33

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss second quarter 2024 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 9, 2024 by dialing 201-612-7415 and using the conference ID 13746561#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On August 1, 2024, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 129,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

June 30,
2024
Assets:
Current assets
Cash and cash equivalents	$30,945
Oil, natural gas and NGL receivables	53,218
Derivative assets	2,379
Accounts receivable and other current assets	2,389
Total current assets	88,931
Property and equipment, net	444
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,048,712
Less: accumulated depreciation, depletion and impairment	(903,996)
Total oil and natural gas properties, net	1,144,716
Right-of-use assets, net	2,016
Derivative assets	412
Loan origination costs, net	6,282
Total assets	$1,242,801
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$6,502
Other current liabilities	8,977
Derivative liabilities	179
Total current liabilities	15,658
Operating lease liabilities, excluding current portion	1,702
Derivative liabilities	1,098
Long-term debt	265,760
Other liabilities	135
Total liabilities	284,353
Commitments and contingencies
Mezzanine equity:
Series A preferred units	315,213
Kimbell Royalty Partners, LP unitholders' equity:
Common units	722,152
Class B units	726
Total Kimbell Royalty Partners, LP unitholders' equity	722,878
Non-controlling deficit in OpCo	(79,643)
Total unitholders' equity	643,235
Total liabilities, mezzanine equity and unitholders' equity	$1,242,801

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	June 30, 2024	June 30, 2023
Revenue
Oil, natural gas and NGL revenues	$76,959	$56,982
Lease bonus and other income	660	2,041
(Loss) gain on commodity derivative instruments, net	(1,046)	1,729
Total revenues	76,573	60,752
Costs and expenses
Production and ad valorem taxes	5,577	5,405
Depreciation and depletion expense	33,024	19,657
Marketing and other deductions	3,828	2,908
General and administrative expense	10,252	7,925
Consolidated variable interest entities related:
General and administrative expense	—	219
Total costs and expenses	52,681	36,114
Operating income	23,892	24,638
Other (expense) income
Interest expense	(6,946)	(6,341)
Loss on extinguishment of debt	—	(480)
Other expense	—	(181)
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	—	1,070
Net income before income taxes	16,946	18,706
Income tax expense	1,759	909
Net income	15,187	17,797
Distribution and accretion on Series A preferred units	(5,243)	—
Net income attributable to non-controlling interests	(1,513)	(4,297)
Distributions on Class B units	(21)	(32)
Net income attributable to common units of Kimbell Royalty Partners, LP	$8,410	$13,468

Basic	$0.11	$0.24
Diluted	$0.11	$0.23
Weighted average number of common units outstanding
Basic	74,834,777	63,274,492
Diluted	116,593,560	82,959,981

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit-based compensation, loss on extinguishment of debt, unrealized gains and losses on derivative instruments and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2024	June 30, 2023
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$62,883	$31,519
Interest expense	6,946	6,341
Income tax expense	1,759	909
Amortization of right-of-use assets	(87)	(84)
Amortization of loan origination costs	(530)	(493)
Loss on extinguishment of debt	—	(480)
Unit-based compensation	(5,109)	(3,290)
(Loss) Gain on derivative instruments, net of settlements	(3,796)	2,600
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(1,486)	9,071
Accounts receivable and other current assets	(460)	87
Accounts payable	353	(450)
Other current liabilities	(3,651)	(3,176)
Operating lease liabilities	94	85
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	1,070
Other assets and liabilities	—	995
Consolidated EBITDA	$56,916	$44,704
Add:
Unit-based compensation	5,109	3,290
Loss on extinguishment of debt	—	480
Loss (Gain) on derivative instruments, net of settlements	3,796	(2,600)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	(1,070)
General and administrative expense	—	219
Consolidated Adjusted EBITDA	$65,821	$45,023
Adjusted EBITDA attributable to non-controlling interest	(10,011)	(10,872)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$55,810	$34,151

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,620	4,442
Cash distributions on Series A preferred units	4,111	—
Distributions on Class B units	21	32
Cash available for distribution on common units	$46,058	$29,677

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2024
Net income	$15,187
Depreciation and depletion expense	33,024
Interest expense	6,946
Income tax expense	1,759
Consolidated EBITDA	$56,916
Unit-based compensation	5,109
Loss on derivative instruments, net of settlements	3,796
Consolidated Adjusted EBITDA	$65,821
Adjusted EBITDA attributable to non-controlling interest	(10,011)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$55,810

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,620
Cash distributions on Series A preferred units	4,111
Distributions on Class B units	21
Cash available for distribution on common units	$46,058

Common units outstanding on June 30, 2024	80,969,651

Common units outstanding on August 12, 2024 Record Date	80,969,651

Cash available for distribution per common unit outstanding	$0.57

Second quarter 2024 distribution declared (1)	$0.42

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2023
Net income	$17,797
Depreciation and depletion expense	19,657
Interest expense	6,341
Income tax expense	909
Consolidated EBITDA	$44,704
Unit-based compensation	3,290
Loss on extinguishment of debt	480
Gain on derivative instruments, net of settlements	(2,600)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(1,070)
General and administrative expense	219
Consolidated Adjusted EBITDA	$45,023
Adjusted EBITDA attributable to non-controlling interest	(10,872)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$34,151

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,442
Distributions on Class B units	32
Cash available for distribution on common units	$29,677

Common units outstanding on June 30, 2023	65,507,635

Common units outstanding on August 14, 2023 Record Date	65,507,635

Cash available for distribution per common unit outstanding	$0.45

Second quarter 2023 distribution declared (1)	$0.39

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility. Additionally, Kimbell utilized cash flows received from the Q2 2023 Acquired Production after the effective date of April 1, 2023, but prior to the closing date of May 17, 2023, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders. Revenues, production and other financial and operating results from the Q2 2023 acquisition are reflected in Kimbell's condensed consolidated financial statements from May 17, 2023 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	June 30, 2024
Net income	$15,187
Depreciation and depletion expense	33,024
Interest expense	6,946
Income tax expense	1,759
Consolidated EBITDA	$56,916
Unit-based compensation	5,109
Loss on derivative instruments, net of settlements	3,796
Consolidated Adjusted EBITDA	$65,821

Q3 2023 - Q1 2024 Consolidated Adjusted EBITDA (1)	210,598
Trailing Twelve Month Consolidated Adjusted EBITDA	$276,419

Long-term debt (as of 6/30/24)	265,760
Cash and cash equivalents (as of 6/30/24) (2)	(25,000)
Net debt (as of 6/30/24)	$240,760

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	0.9	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended September 30, 2023, December 31, 2023 and March 31, 2024 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q3 2023 acquisition that closed in September 2023 in accordance with Kimbell's secured revolving credit facility.

(2)  In accordance with Kimbell's secured revolving credit facility, the maximum deduction of cash and cash equivalents to be included in the net debt calculation for compliance purposes is $25 million.